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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-3226 of CITGO Petroleum Corporation on Form S-3 and in Registration Statement No. 333-65454 of PDVSA Finance Ltd. and Petroleos de Venezuela, S.A. on Form F-3 of our report dated February 14, 2003, which contains an explanatory paragraph related to the restatement of the financial statements covered by our report, appearing in this Current Report on Form 8-K of CITGO Petroleum Corporation dated February 21, 2003.



DELOITTE & TOUCHE LLP

Tulsa, Oklahoma
February 21, 2003